Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 6, 2022, with respect to the consolidated financial statements of Tiedemann Wealth Management Holdings, LLC, included herein and to the reference to our firm under the heading “Experts” in the S-4 registration statement.

/S/ KPMG LLP
KPMG LLP

Philadelphia, Pennsylvania

June 24, 2022